HDFC BANK
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OFFER LETTER

Ref No.: Cam012807250050 Date: 16-09-2025

To,

M/s Sudhir Srivastava Innovations Private Limited
Third Floor,Ilabs Centre 404-405, Udyog Viharphase-III, Dundahera Industrial Complex, Gurgaon,122016

Subject: Offer Letter towards Credit Facilities of M/s Sudhir Srivastava Innovations Private Limited

Kind Attention: Dr Sudhir Srivastava

With reference to our ongoing discussions, HDFC Bank Limited ("**Bank**", which expression, unless it be repugnant to the context or meaning thereof, shall include its successors and assigns) is pleased to share the Offer letter ("**Offer Letter**") towards Credit Facility/ies to **M/s Sudhir Srivastava Innovations Private Limited** ("**Borrower**", which expression, unless it be repugnant to the context or meaning thereof, shall include its successors and liquidators) as per the terms and conditions mentioned hereunder:

Please note that this Offer Letter does not constitute a commitment to lend and / or to arrange financing and the purpose of this Offer Letter is to lay down the broad terms of proposed financing arrangement. Availability of credit facilities mentioned in this Offer Letter is subject to the acceptance of the terms and conditions mentioned herein, execution of documents for the Credit Facility/ies, security, guarantee etc., and submission of other required documents, including detailed below ("**Transaction Documents**"), unless specifically waived by the Bank, compliance of conditions mentioned for various facilities, completion of internal due diligence and the Bank intimating to the Borrower the availability of facilities for utilization by the Borrower by way of sanction letter ("**Sanction Letter**").

The Credit Facility/ies mentioned herein, shall not be treated as "sanctioned limit" unless each of the above actions have been completed, and the sanctioned limit may vary / be reduced from the amounts mentioned herein (in the table/annexure/schedule below) in the Bank's absolute discretion depending upon the Bank's due diligence mentioned above. The amount of the Credit Facility/ies that shall be mentioned in the Sanction Letter shall be treated as the 'sanctioned limit' of the credit facilities mentioned below. The utilisation of the sanctioned limits or any part thereof or request therefor by itself shall amount to irrevocable and unconditional acceptance by the Borrower of the Sanction Letter(s), without any further deed act or writing or signatures from the Borrower in this regard, and any acceptance by way of signing etc. shall not be required therefor. Such Sanction Letter shall be deemed to be a part of the Transaction Documents. However, the execution of the Transaction Documents by itself by the Borrower, Guarantors, security providers etc. shall irrevocably bind each of them vis-à-vis the Bank

1.	Borrower	**M/s Sudhir Srivastava Innovations Private Limited**
2.	Name(s) of Directors	Sudhir Prem Srivastava Sudhir Rawal

SUDHIR SRIVASTAVA INNOVATIONS PVT. LTD.
Authorised Signatory

HDFC BANK
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		Vishwajyoti Pascual Srivastava Annadurai Mylswamy Akshay Srivastava
3.	Guarantors	As per Annexure 1
4.	Aggregate Amount of proposed Credit Facility/ies	**Rs. 1260,000,000/- (Rupees One Thousand Two Hundred And Sixty Million only)**
5.	Details of Credit Facility/ies	As per Annexure 1
6.	Specific Conditions	As per Annexure 1
7.	Additional conditions wherever property is offered as collateral	Not Applicable
8.	Additional conditions for Take over cases	Not Applicable
9.	Additional Terms / Information	As per Schedule I & II
10.	Banking Arrangement	Sole
11.	Foreign Currency Exposure	Not Applicable

Note:

Prepayment

The Borrower shall give the Bank a minimum of 30 days' prior notice of its intention to prepay or foreclose whole or part the Credit Facility/ies along with applicable interest and other costs, charges, etc. In the event that the Bank accedes to the request for prepayment or foreclosure of any Facility made by the Borrower then the Borrower shall be liable to pay to the Bank the following prepayment charges:

(i) in case the Borrower is classified as Micro and Small Enterprises (MSE), as per Banking Codes and Standards Board of India (BCSBI) guidelines at the relevant time of availing the Facility/ies, prepayment charges will not be charged if the Borrower is prepaying the Facility/ies to reduce the business liabilities.

(ii) in case the Borrower is an MSE customer at the relevant time of availing the Credit Facility/ies and the prepayment is by way of takeover of the Credit Facility/ies by another Bank, then in case of Term Loan, the Borrower shall be liable to pay to HDFC Bank the prepayment charges at 2% on the outstanding principal amount under the Credit Facility/ Loan as on the date of the end of the notice period as mentioned above and in case of Credit Facility/ies other than Term Loan on the basis of overall Credit Facility Limit as sanctioned by the Bank. In case of renewal of the Credit Facility from time to time, the applicable prepayment charges shall be as per the accepted Offer Letter.

SUDHIR SRIVASTAVA INNOVATIONS PVT. LTD.

Authorised Signatory

HDFC BANK
We understand your world

Bank hereby reserves the right to enquire or ask the documentary proof of source of funds for any prepayment/foreclosure request of Credit Facility/ies and the Borrower is bound to furnish the same forthwith upon Bank's demand.

Other Terms and Conditions:

1. The company during the tenure of the Bank's credit facility, will not without the prior permission in writing:

- Resort to any additional borrowing in the company
- Undertake any further capex except being funded by company's own resources.
- Effect any change in shareholding pattern & management control in the company
- Diversify into non-core areas viz business other than the Current business
- Undertake guarantee obligations or extend letter of comfort, on behalf of any other company / person/ trust / any III party
- Invest in, extend any Advance / Loans, to any Group Companies / Associates / Subsidiary / any other III party
- Repay subordinated loans availed from Directors / Group companies
- Effect any dividend payout / Capital withdrawal, in case of delays in debt servicing or breach of financial covenants.
- Sell, assign, mortgage or otherwise dispose off any fixed assets.

2. Security arrangement under a MBA/Consortium Banking should be at par.

3. In case the borrower is rated, the Bank loan rating to be extended to HDFC Bank's facilities within 3 months from the date of sanction.

4. The Bank reserves the right to review the facilities extended in case of a rating downgrade - external or internal rating

5. * cash flows to be routed through us

6. Satisfactory CRILC at the time of disbursement

7. The Credit Facility/ies is on the main terms and conditions (subject to change as per Reserve Bank of India (RBI) directives / bank policies from time to time) set out in Annexure I hereto which is deemed to be a part of this Offer Letter. The Credit Facility/ies is also subject to the acceptance of the terms and conditions mentioned herein, execution of documents for the Credit Facility/ies, security, guarantee etc., and submission of other required documents, including Transaction Documents, unless specifically waived by the Bank, compliance of conditions mentioned for various facilities, completion of internal due diligence and the Bank intimating to the Borrower the availability of facilities for utilization by the Borrower by way of Sanction Letter

8. Subject to clause 7 above, the Bank, based on the representations made by the Borrower and the furnishing of financial statements by the Borrower, has agreed to extend the Credit Facility/ies subject to fulfillment

SAHIR SRIVASTAVA INNOVATIONS PVT. LTD.
Authorised Signatory

HDFC BANK
We understand your world

of conditions mentioned in clause 7 above. In addition to the conditions mentioned in clause 7 above, the commitment to grant the proposed Credit Facility/ies is contingent upon:

- Absence of any material adverse change in the condition of the Borrower.
- The Borrower or Its Wholly Owned Subsidiaries not having defaulted under any financing obligation to any bank or institution in past.
- Compliance by the Borrower of all laws and regulations applicable to its operations.
- The Borrower fulfilling all its financial obligations under various taxation, labour and applicable laws prevalent from time to time

9. The Credit Facility/ies shall not be available for investments in shares, debentures, advances and inter-corporate loans / deposits to other companies except in ordinary course of business in relation to execution of projects through SPVs but excluding for acquisition of land or purposes prohibited by RBI for bank lending

10. The said Credit Facility/ies shall be extended at the sole discretion of the Bank and the terms and conditions as well as pricing would be to subject to periodic review, amendment or cancellation. Change in pricing shall be subject to mutual consent of both the parties.

11. The Bank shall have unfettered right to securitise, transfer, assign, in full or in part, without requiring any consents from the Borrower and/or the Guarantor/s, the rights/benefits under the Credit Facility/ies to any third party who shall then replace the Bank and that the Borrower and the Guarantor/s shall be obliged to deal with such person as if they were a party to the grant of the Credit Facility/ies (however at no extra cost of whatsoever nature, including withholding tax, to the Borrower).

12. The Bank shall have the right, without notice to or without any consent of the Borrower, to approach, make enquiries, obtain information, from any person including other banks/finance entities/credit bureaus, Borrower's employer/family members/ officers/ directors/ partners/ promoters/ proprietors/ owners, any other person related to the Borrower, to obtain any information for assessing track record, credit risk, or for establishing contact with the Borrower or for the purpose of recovery of dues from the Borrower or any other legitimate purpose in the opinion of the Bank.

13. Disclosures:

a. As pre-condition, relating to the grant of the loans / advances / other non-fund based credit facilities to the Borrower, the Bank requires the Borrower's consent for the disclosure by the Bank of information and data relating to the Borrower of the Loan availed / to be availed by the Borrower, obligations assumed / to be assumed by the Borrower, in relation thereto and default, if any, committed by the Borrower, in discharge thereof, as the said Bank may deem appropriate and necessary to disclose and furnish to Credit Information Bureau (India) Limited and any other agency so authorised in this behalf by RBI.

b. Further, the Bank shall have the right to not return the photographs, information and documents submitted. The Borrower, including the directors, partners, proprietors, owners, promoters, employees, officers (wherever applicable) further acknowledge and confirm that the Bank shall, without notice to or without any consent of the

SUDHIR SRIVASTAVA INNOVATIONS PVT. LTD.
Authorised Signatory

HDFC BANK
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Borrower (and even for consideration) be absolutely entitled and have full right, power and authority to make disclosure of any information relating to the Borrower including personal information, photographs, details in relation to documents, credit facility, defaults, breaches, asset(s), condition thereof, outstanding dues, Security, obligations of the Borrower, and credit information, KYC data , to any governmental/regulatory/statutory or private agency/entity, RBI, the Bank's other branches/ subsidiaries/ Affiliates/ credit bureau, /credit information company/rating agencies, information utilities or other entities appointed under IBC, service providers, Group members, other banks / financial institutions, any third parties, any assignees/potential assignees or transferees, any Central KYC Registry or any agency or entity authorised in this regard under Applicable Law, who may need the information and may process the information, publish in such manner and through such medium as may be deemed necessary by the publisher/ Bank/ RBI, including publishing the name as part of willful defaulter's list from time to time or also use for 'know your customer' (KYC) information verification, credit risk analysis, or for other related purposes. With regard to the Bank making disclosure of any information relating to the Borrower(s) as mentioned above to information utilities or other entities appointed under IBC, the Borrower(s) hereby specifically agree to promptly authenticate the 'financial information submitted by the Bank, as and when requested by the concerned information utilities or entities appointed under IBC. The Borrower waives the privilege of defamation, privacy and privity of contract in this regard

c. The Bank/Lender shall be authorised and entitled to disclose / submit the 'financial information' as defined in Section 3 (13) of the IBC read with the relevant Regulations/ Rules framed under IBC, as amended and in force from time to time and as specified there under from time to time, in respect of the Credit/ Financial facilities availed from the Bank/ Lender, from time to time, to any 'Information Utility' ("**IU**") as defined in Section 3 (21) of IBC, in accordance with the relevant Regulations framed under IBC, and directions issued by Reserve Bank of India to the banks from time to time and hereby specifically agree to promptly authenticate the 'financial information submitted by the Bank/Lender, as and when requested by the concerned IU.

d. Without prejudice to the generality of the above, the Bank shall have the right to publish photographs of the Borrower and/or its promoters, directors, etc. in or through any media including newspapers, journals, magazines, websites, etc. as it may deem fit, in case of any defaults of breaches of this Agreement or any part thereof. The Bank and/or RBI and/or any other relevant person will have an unqualified right to disclose or publish the Borrower's name or the name of the Borrower unit and its directors/ partners/ proprietors as defaulters/ willful defaulters in such manner and through such medium as the Bank or RBI or other relevant person in their absolute discretion may think fit.

14. Stamp duty or any charges, fees, etc. ("**Charges**") as may be leviable and payable on the Credit Facility/ies documents shall be solely borne and paid by the Borrower. In the event the Borrower fails to pay the Charges, the Bank will be at liberty to pay the same. The Borrower hereby agrees and confirms that the Bank shall have the right to, at its sole and absolute discretion, (a) debit any account or accounts of the Borrower maintained with the Bank and recover any such amount pertaining to Charges on the Credit Facility/ies documents, under intimation to the Borrower, (b) recover such Charges from any disbursements under the Loan to be made in future and/or (c) in any other manner as the Bank may deem fit.

SUDHIR SRIVASTAVA INNOVATIONS PVT. LTD.
Authorised Signatory

HDFC BANK
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15. All terms and conditions relating to the Credit Facility/ies and end use of funds would be subject to RBI regulations and directives from RBI from time to time;

16. The Borrower at all times shall comply with the environmental, health, safety and social (EHSS) requirements, all environmental laws and clearances issued there under, and maintenance of documents to be able to demonstrate compliance with the same to the Bank.

17. The Borrower has complied with all Applicable Laws, in relation to the conduct of its business including any laws in relation to anti-bribery or corruption or anti-money laundering regulations as prescribed by RBI or any other Governmental Authority

18. The Borrower has duly paid all statutory dues, including without limitation, statutory dues under the Employees' Provident Funds and Miscellaneous Provisions Act, 1952, and other labour laws, to the extent applicable.

19. The continuation of the Credit Facility/ies shall be at sole and absolute discretion of the Bank and the Borrower's outstanding shall be payable to the Bank on demand. The Bank may at any time in its sole discretion and without assigning any reason call upon the Borrower to pay to the Bank the Borrower's outstanding and thereupon the Borrower shall, within 48 hours of being so called upon, pay the whole of the Borrower's outstanding to the Bank without any delay or demur

20. The Borrower hereby agree to allow the officers, or auditors (including Borrower's auditors), technical experts or management consultants appointed by the Bank to inspect its books of accounts and certify including but not limited to end use of funds, from time to time as required by the Bank and Borrower agrees to forthwith, upon demand by the Bank, to extend full co-operation and pay for the costs and expenses incurred by the Bank in relation to said inspection

21. The Borrower (where the Borrower is a company) hereby agrees and undertakes not to induct a person, into its Board of Directors, who is a promoter or director on the Board of a company which has been identified as a wilful defaulter or a person who has been declared as a wilful defaulter by any Bank/Financial Institution. In case such a person is already a member of the Board of Directors, Borrower would take expeditious and effective steps for the removal of that person from the Board of Directors.

22. The Borrower acknowledges that the Bank reserves an unconditional right to cancel/terminate its right to avail of or make drawals from the unavailed portion of the Credit Facility/ies at any time during the currency of the Credit Facility/ies, without any prior notice to the Borrower.

23. Notwithstanding anything to the contrary in this credit arrangement letter or any other document/arrangement: (i) in respect of all and any of Borrower's present and future liabilities to the Bank, affiliates, group entities, associate entities, parent, subsidiaries, any of their branches (collectively "Relevant Entities"), whether under this credit arrangement letter or under any other obligation/loan/facilities/borrowings/document, whether such liabilities are/be crystallised, actual or contingent, primary or collateral or several or jointly with others, whether in same currency or different currencies, whether as principal debtor and/or as guarantor and/or otherwise

SUDHIR SRIVASTAVA INNOVATIONS PVT. LTD.
Authorised Signatory

HDFC BANK
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howsoever (collectively "Liabilities"), each of the Bank and the Relevant Entities shall in addition to any general lien or similar right to which any of them as bankers may be entitled by law, practice, custom or otherwise, have a specific and special lien on all the Borrower's present and future stocks, shares, securities, property, book debts, all moneys in all accounts whether current, savings, overdraft, fixed or other deposits, held with or in custody, legal or constructive, with the Bank and/or any Relevant Entities, now or in future, whether in same or different capacity of the Borrower, and whether severally or jointly with others, whether for any banking relationship, safe custody, collection, or otherwise, whether in same currency or different currencies; and (ii) separately, each of the Bank and the Relevant Entities shall have the specific and express right to, without notice to and without consent of the Borrower, set-off, transfer, sell, realize, adjust, appropriate all such amounts in all accounts (whether prematurely or upon maturity as per the Bank's discretion), securities, amounts and property as aforesaid for the purpose of realizing or against any of dues in respect of any of the Liabilities whether ear-marked for any particular Liability or not, combine or consolidate all or any of accounts of the Borrower and set-off any monies, whether of same type or nature or not and whether held in same capacity or not including upon happening of any of the events of default mentioned in any of the documents pertaining to the respective Liabilities or upon any default in payment of any part of any of the Liabilities. (iii) the Bank and the Relevant Entities shall be deemed to have and hold and continue to have first charge on any assets including any deposit on which security has been/will be created in respect of the Credit Facility/ies, as security also for any of the other Liabilities and all the rights and powers vested in the Bank in terms of any security or charge created for the Credit Facility/ies shall be available to the Bank and/or the Relevant Entities also in respect of such other Liabilities, irrespective of the fact whether the Credit Facility/ies is at any time outstanding, repaid or satisfied or not and even after the Credit Facility/ies has been repaid or prepaid.

24. None of the directors or other members of the governing body of the Borrower is a director or 'relative' (as defined under the Companies Act, 2013) of a director of a banking company.

25. No director of the Bank is a director, manager, managing agent, employee or guarantor of the Borrower, or of a subsidiary of the Borrower, or of the holding company of the Borrower, or holds substantial interest, in the Borrower or a subsidiary or the holding company of the Borrower and no directors of any other bank holds substantial interest or is interested as director or as a guarantor of the Borrower;

26. No relative (as specified by Reserve Bank of India ("RBI") of a Chairman/Managing Director or director of banking company (including the said Banks) or a relative of senior officer (as specified by RBI) of the Bank, hold substantial interest or is interested as a director or as guarantor of the Borrower.

27. None of the Borrower, their directors or key managerial personnel appear in the list of defaulters issued by the RBI or the CIBIL or any other Credit Information Bureau.

28. The Borrower is a resident in India/constituted/incorporated in India. In addition the Borrower hereby agrees and acknowledges that the Bank may require the Borrower to provide assistance and co-operation in relation to Foreign Account Tax Compliance Act ("FATCA") compliance (including without limitation the provisions of the Income Tax Act, 1961 and the directions of RBI, from time to time), and in this regard hereby agree and undertake to extend full co-operation to the Bank including, without limitation, by (i) furnishing such information, forms, records, reports, data which the Bank may require in this regard, and (ii) permitting the Bank to conduct such due diligence and/ or inspection exercises as the Bank may deem fit in this connection.

SUDHIR SRIVASTAVA INNOVATIONS PVT. LTD.
Authorised Signatory

HDFC BANK
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29. The Borrower represents, warrants and confirms that neither he nor any person(s) directly or indirectly related to him feature in the list published by the Office of Foreign Assets Control, U.S. Department of the Treasury, from time to time comprising of (i) individuals or companies owned or controlled by, or acting for or on behalf of, targeted countries or groups including, without limitation individuals identified as terrorists or narcotics traffickers, or (ii) individuals and companies that are categorised as 'Specially Designated Nationals' (SDNs) by the Office of Foreign Assets Control, U.S. Department of the Treasury. The Borrower agrees and acknowledges that upon being included the abovementioned lists, the Bank shall be entitled to cancel/ terminate the Facility with immediate effect, and in such event all the amounts due in respect of the Facility shall become immediately due and payable to the Bank

30. The Borrower its directors, promoters, guarantors associate concerns are not on ECGC caution list / specific approval list, RBI's defaulters or caution list, COFEPOSA defaulters list.

31. The Borrower shall :

a. promptly supply or procure such documents and other evidence as is requested by the Bank in order to carry out necessary due diligence and be satisfied that the Borrower has complied with all necessary "know your customer" or other similar checks under all Applicable Laws pursuant to the transactions contemplated in the documents executed by and between the Borrower and the Bank from time to time for the said Loan (Finance Documents).
b. not apply for a voluntary winding up or file an application against itself, before any forum under the Insolvency and Bankruptcy Code, 2016 (IBC), or pass any resolution of directors or of members or declaration of partners, for the purposes of/ towards/recommending filing of any proceedings or application for initiation of insolvency resolution process or fast track resolution process or fresh start process or bankruptcy or any kind of insolvency/resolution/liquidation/bankruptcy process by whatever name called in relation to itself.
c. not undertake any guarantee or issue a letter of comfort in the nature of guarantee, on behalf of any other company (including group companies), or endorse, or in any manner become directly or contingently liable for, or in connection with the obligation(s) of any Person without prior written consent of the Bank.

32. The Borrower is required to maintain adequate insurance on all stock, property and other assets which shall be assigned in favour of the Bank within 30 days from the date of disbursement and the Bank shall be marked as the loss payee. The Bank shall keep the insurance current during the term of the Credit Facility/ies. In the event of noncompliance of the same, the Bank reserves the right to obtain insurance in its own name and has the right to debit the clients account for the insurance premium.

33. The Borrower shall deliver to the Bank and where applicable, cause the security provider(s) to deliver to the Bank the following, in a form and content acceptable to the Bank:
a. Certified true copy of the constitutional document and the proof of incorporation of the Borrower/security provider;
b. In the event the Borrower/security provider is a company incorporated under the provisions of the Companies Act, 1956 or the Companies Act, 2013, a certified true copy of the resolution passed by the board of directors authorising the negotiation and availing of the Credit Facility/ies on the terms of the Credit Facility/ies

SUDHIR SRIVASTAVA INNOVATIONS PVT. LTD.
Authorised Signatory

HDFC BANK
We understand your world

documents and the execution of the Credit Facility/ies documents and the execution of all other documents as may be required by the Bank in connection with the Credit Facility/ies;

c. In the event the Borrower is a company incorporated under the provisions of the Companies Act, 1956 or the Companies Act, 2013, a certificate from the statutory auditor that the availing of the Credit Facility/ies is within the limits set out under Section 180(1)(a) and 180(1)(c) of the Companies Act, 2013. The Borrower shall provide a certified true copy of a shareholders resolution approving the availing of the Credit Facility/ies by the Borrower;

d. Certificate and declaration from Statutory Auditors of the Borrower/ security provider/ guarantor company that they are not in violation of section 185 of the Companies Act 2013

e. Where the Borrower is:

(i) an individual or;

(ii) a partnership firm and any of the partners is a director or;

(iii) a joint stock company and any of its directors is a director or

a specified near relation of a director of a banking company/ financial institution, or at any time during the currency of this Credit Facility/ies, becomes a specified near relation of a director of a banking company/ financial institution, details of the relationship of the Borrower with the director of the banking company/ financial institution;

Provided that, in the event Clauses (e) is not applicable and unless otherwise declared to the Bank in writing, the Borrower hereby declares that he is not a director or specified near relation of a director of a banking company/ financial institution.

34. The Bank will have the right to review its Credit Facility/ies in case of any change in the ownership, management or control of the Borrower. The Borrower shall immediately inform the Bank of any such changes or proposed changes, if any.

35. The Bank shall also be entitled to appoint from time to time, directors ("Nominee Directors") on the Board of Directors of the Borrower to look after the Bank's interests. The terms and conditions for appointment and the rights of the Nominee Director and the Bank shall be as more particularly mentioned in the loan documents.

36. Nothing contained in this Offer Letter should be deemed to create any right or obligation or interest whatsoever in favour of or against any party and the Borrower shall execute appropriate Credit Facility/ies documents as mutually agreed between the Borrower and by the Bank and fulfil all those conditions which have been enumerated to convert it into a formal sanction..

37. The Bank shall also be entitled and authorized to debit the Borrower's Loan Account against processing fees agreed as per terms of this Offer Letter, insurance charges and any other fees/ charges as mutually agreed between the Borrower and the Bank applicable for releasing the Credit Facility/ies.

38. The Bank shall be entitled to report all guarantees (including performance guarantees and Bank Guarantees / SBLC) to the Reserve Bank of India (RBI) in Form ODI-Part I. Guarantees issued by the Bank in favour of Wholly Owned Subsidiaries / Joint Ventures outside India would be subject to prudential norms issued by the Reserve Bank of India (Department of Banking Regulation) from time to time.

39. Notwithstanding anything contained herein/in the loan agreement/security documents or any other document that has been / may be executed by the Borrower/Security Provider/Guarantor, any payment or

SUDHIR SRIVASTAVA INNOVATIONS PVT. LTD.
Authorised Signatory

HDFC BANK
We understand your world

recoveries when received by the Bank shall be appropriated towards the following heads in the following order of priority viz.: (i) Firstly, towards interest on fees, costs (including costs of enforcement, preservation, maintenance and protection of secured assets), charges, expenses, and other monies, and on taxes incurred by the Bank (ii) then, towards applicable taxes, fees, costs, charges, expenses and other monies (including towards enforcement, preservation, maintenance and protection of secured assets) incurred by the Bank and the taxes if any on any reimbursements/deemed reimbursements thereof; (iii) then, towards default interest, additional interest, liquidate damages, if any; (iv) then, towards interest on the Facility(ies) (v) then towards prepayment premium/charges and taxes thereon, if any, (v) then, towards repayment of principal amount of the Credit Facility(ies) including Equated Monthly Instalments if any; (vi) then, towards other indebtedness of the Borrower to the Bank.

40. Payment by Mistake, Accident or Error

(a) Each of the Borrower, guarantor(s) and security provider(s) hereby agrees and confirms that in the event the Bank transfers or remits any money to any Borrower/guarantor/security provider or in its account by mistake, accident or erroneously, which money is, in the sole opinion of the Bank, not due and/or payable to such Borrower/guarantor/security provider, then such Borrower/guarantor/security provider shall be obligated to and shall, without any delay, demur or protest, forthwith and in no event later than one business day of such transfer/remission or on first demand by the Bank (whichever is earlier), return and repay the said money to the Bank in a manner satisfactory to the Bank. Till such return and repayment of the said money by the concerned Borrower/guarantor/security provider to the Bank, the Borrower/guarantor/security provider (as the case may be) shall hold the same in trust for the benefit of the Bank, keep such money segregated from all other moneys of the Borrower/guarantor/security provider and keep it free from any attachment.

(b) Each Borrower, guarantor and security provider hereby acknowledges and agrees and confirms that (i) any non-compliance of the aforesaid obligations shall be a breach of trust and fiduciary duties on the part of the Borrower, guarantor and security provider, respectively; (ii) in case the said Borrower/guarantor/security provider fails to return the money within the timelines as mentioned above, such Borrower/guarantor/security provider shall be liable to pay interest on such money to the Bank at the same rate as applicable to the Credit Facility(ies) granted in terms of this offer letter; (iii) without prejudice to the foregoing, the Bank shall have the right to, at its sole and absolute discretion (a) debit any account or accounts of the Borrower/guarantor/security provider maintained with the Bank and recover such money, under intimation to concerned Borrower/guarantor/security provider, and/or (b) recover such money from the future disbursements (if any) of the Credit Facility(ies) and/or any other monies by the Bank to the Borrower/ guarantor/security provider;

(c) Each Borrower, guarantor and security provider further agrees that such money which has been transferred or remitted by the Bank to any of the Borrower/guarantor/security provider or in its account by mistake, accident or erroneously, shall be deemed to be a part of the total outstanding said dues payable by the concerned Borrower/guarantor/security provider to the Bank in terms of this offer letter, the loan agreement/security documents or any other document that has been/may be executed by the Borrower/guarantor/security provider (respectively) in relation to the Credit Facility(ies), in case and till such time that the said money has not been returned and repaid to the Bank in the manner as stated above

Authorised Signatory

HDFC BANK
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41. Unhedged Foreign Currency Exposure:

The Borrower hereby submits that their business does not have any exposure to foreign currency. In the event the Borrower enter into any business that has an exposure to foreign exchange, the Borrower undertakes the responsibility to keep the Bank informed.

42. **Acceptance, Signing, Delivery, Execution of this Document/Agreement**:

This document may be accepted by the Borrower physically or electronically, as under:

A. Physical acceptance (wet signature) by the Borrower:

In case the document is accepted physically by the Borrower, the physical signature clauses at the end of this document shall apply. However, in case the document is electronically accepted by the Borrower as mentioned in (B) below, then the physical signature of the Borrower shall not be required and the physical signature fields at the end of the document, though appearing there, shall be treated as non applicable.

B. Electronic acceptance by the Borrower:

In case of electronic acceptance of this document by the Borrower, the following shall apply:

The Borrower hereby expressly acknowledges and confirms that it/its authorized signatory(ies) on its behalf, has/ve read, verified, understood this Document and the Borrower has irrevocably agreed to and accepted, signed and delivered this document including all the terms and conditions contained in this document/terms and conditions/agreement, the Schedules thereto (collectively, "**Document**"), by way of electronic signature (e-sign) or digital signature (of the Borrower in case of an individual, or of the authorized signatories of the Borrower in case of the non-individual) or any electronic authentication technique, and no other further act, deed or writing or any physical or wet signature or acceptance on part of the Borrower shall be required for signing, acceptance and delivery by the Borrower.

The acceptance, signing and delivery by/for and on behalf of the Borrower is complete and absolute as above.

The Borrower also acknowledges that the execution of the offer letter would be complete only once the same is accepted by the Bank and all the conditions specified are complied. The Bank also does not require to sign the Documents in any physical form. Subsequent to signing of the Borrower as above, the Bank shall be deemed to have accepted this document: (i) either, online by way of the Bank sending an email communicating such completion, from its relevant office/ branch to the Borrower and attaching therewith the copy of this document, or (ii) by way of counter-signing or initialing at the hands of its officer the Relevant Extract of this document or (iii) by way of by way of electronic signature (e-sign) or digital signature by its officer.

Upon signing of this Document by the Borrower this document and any electronic copy made by/on behalf of the Bank thereof shall be deemed and treated as an original Document. The Bank may print paper copies of the electronic record or produce in any such form at its discretion, of this Document and/or of logs/records of signing

SUDHIR SRIVASTAVA INNOVATIONS PVT. LTD.
Authorised Signatory

HDFC BANK
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by the Borrower as aforesaid, and the same shall be fully binding on the Borrower. The Borrower has no objection to such print-outs or any such other form (in the discretion of Bank) being produced by the Bank including in evidence in any court, tribunal or otherwise, to prove the signing, acceptance, execution as above, as well as the contents of the contract.

SCHEUDLE 1
ADDITIONAL TERMS/INFORMATION

ADDITIONAL SCHEDULE-CUM-KEY FACT STATEMENT

This additional Schedule / Key fact statement shall be in addition to and not in derogation of the commercials covered in the existing Schedule/Key fact statement of the loan agreement and that the details incorporated in this additional Schedule/Key fact statement shall be deemed to be part of the loan agreement executed / to be executed and are deemed to be replicated in the said loan agreement.

SMA (Special Mention Account)	
SMA Sub-categories	Basis for classification – Outstanding balance remains continuously in excess of the sanctioned limit or drawing power, whichever is lower, for a period of:
SMA-1	More than 30 days and up to 60 days
SMA-2	More than 60 days and up to 90 days

SMA (Special Mention Account)

If Outstanding Balance of Account as on March 31, 2021 day end process is Rs.1,00,000 and the Sanctioned Limit/Drawing Power is Rs.90,000 and if it continues to remain overdue, then this account shall get tagged as SMA-1 upon running day-end process on April 30, 2021 i.e. upon completion of 30 days of being continuously overdue. Accordingly, the date of SMA-1 classification for that account shall be April 30, 2021.

Similarly, if the account continues to remain overdue, it shall get tagged as SMA-2 upon running day-end process on May 30, 2021 and if continues to remain overdue further, it shall get classified as NPA upon running day-end process on June 29, 2021.

Definition of Account as 'out of order'

i. the outstanding balance in the CC/OD account remains continuously in excess of the sanctioned limit/drawing power for 90 days, or
ii. the outstanding balance in the CC/OD account is less than the sanctioned limit/drawing power but there are no credits continuously for 90 days, or the outstanding balance in the CC/OD account is less than the sanctioned limit/drawing power but credits are not enough to cover the interest debited during the previous 90 days period the account will be classified as NPA

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HDFC BANK
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Examples of ' Out of Order '
a) If Outstanding Balance of Account as on March 31, 2021, day end process is Rs.1,00,000 and the Sanctioned Limit/Drawing Power is Rs.90,000 and if it continues to remain overdue, it shall get classified as out of order upon running day-end process on June 29, 2021 and account will be classified as NPA b) If Outstanding Balance of Account as on June 28, 2021, day end process is Rs.70,000 and the Sanctioned Limit/Drawing Power is Rs.1,00,000 & Interest debited from March 31, 2021 till June 28 2021 is Rs. 30000. If the credits in the account during the period from March 31, 2021 to June 28, 2021 are less than Rs 30,000, it shall get classified as out of order upon running day-end process on June 28, 2021 and account will be classified as NPA.
M/s Sudhir Srivastava Innovations Private Limited Authorized Signatories Signed and delivered by / for and on behalf of the Borrower and Co-Borrower(s)

SUDHIR SRIVASTAVA INNOVATIONS PVT. LTD. GURUGRAM

Additional Schedule cum Key Fact Statement for Term Loan Facilities

This additional Schedule / Key fact statement shall be in addition to and not in derogation of the commercials covered in the existing Schedule / Key fact statement of the loan agreement and that the details incorporated in this additional Schedule / Key fact statement shall be deemed to be part of the loan agreement executed / to be executed and are deemed to be replicated in the said loan agreement.

Principal & Interest Break Up		
*Total Amount to be Paid	*Principal Loan Amount	*Interest
Shall be communicated by the bank to the Borrower vide a letter	As per Facility amount referred in Term Loan Annexure of this letter.	Shall be communicated by the bank to the Borrower vide a letter.
*** Amount will be subject to change depending on change in interest rate due to external benchmark on date of disbursement. Bank will send repayment schedule to customer within 7 days from date of disbursement.**		

EMI Due Dates			
EMI Start Date	EMI shall commence on the date of booking of the loan, and the same shall be communicated by the bank to the Borrower vide a letter.	EMI End Date	Shall be communicated by the bank to the Borrower vide a letter.
EMI start date post completion of Principal and/or Interest Moratorium, where applicable.			

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EMI Start Date	EMI shall commence on the date of booking of the loan, and the same shall be communicated by the bank to the Borrower vide a letter.
SMA	
If due date of a loan account is March 31, 2021, and full dues are not received before the lending institution runs the day-end process for this date, the date of \ overdue shall be March 31, 2021. If it continues to remain overdue, then this account shall get tagged as SMA-1 upon running day-end process on April 30, 2021 i.e. upon completion of 30 days of being continuously overdue. Accordingly, the date of SMA-1 classification for that account shall be April 30, 2021.	
NPA	
If the account continues to remain overdue, it shall get tagged as SMA-2 upon running day-end process on May 30, 2021, and if continues to remain overdue further, it shall get classified as NPA upon running day-end process on June 29, 2021.	
M/s Sudhir Srivastava Innovations Private Limited Authorized Signatories Signed and delivered by / for and on behalf of the Borrower and Co-Borrower(s)	

SUDHIR SRIVASTAVA INNOVATIONS PVT. LTD. GURUGRAM

SCHEDULE II
ENVIRONMENTAL, SOCIAL AND GOVERNANCE POLICY

1. **Definitions**

1. In these presents unless there is anything in the subject or context inconsistent therewith, the capitalized terms listed below shall have the following meanings:

"**Applicable Law**" shall mean any act, statute, law, regulation, enactment, ordinance, treaty, rule, judgment, order, award, decree, bye-laws, rule of common law, clearances, directions, directives, guidelines, policy, licenses, requirement, or any governmental restriction or condition including any similar form of decision of, or determination, application or execution by, or any interpretation or pronouncement having the force of law of, any Governmental Authority having jurisdiction over the matter in question, whether in effect as of the Effective Date or thereafter;

"**Environmental Claim**" shall mean any claim, proceeding, formal notice or investigation by any Person in respect of any Environmental Law;

"**Environmental Law**" shall mean any Applicable Law in any jurisdiction in which the Borrower conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants;

"**Environmental Permits**" shall mean any approval, no objection, permit, consent, license, filing of any notification, report or assessment required under any Environmental Law;

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"**Governmental Authority**" shall mean the Government of relevant jurisdiction or government of any province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, quasi-judicial, regulatory or administrative functions of or pertaining to a government, including any government authority, agency, department, board, commission or instrumentality thereof, any court, tribunal and any self-regulatory organization,

"**Labour Law**" shall mean any Applicable Law in any jurisdiction in which the Borrower conducts business which relates to the workmen, labour, employees, wages, compensation, salaries, benefits or their welfare, security, safety, health etc. and shall include laws in relation to bonuses, gratuity, pension, provident fund, work environment, working conditions, timings, etc., as also prohibitions in relation to employment or deployment of child labour, underage labour or forced or bonded labour.

2. Capitalized terms used herein and not defined herein shall have the respective meanings assigned to the same in this Agreement.

2. **Representations and Warranties**

The Borrower makes the following representations and warranties on the day of this Agreement. These representations and warranties shall be repeated, by reference to the facts and circumstances then existing, on each day, until the termination of this Agreement.

1. The Borrower is in compliance with all Environmental Laws, Labour Laws and the Applicable Laws in relation to anti-bribery, corruption, and anti-money laundering, including regulations as prescribed by RBI or any other Governmental Authority, in relation to the conduct of its business.
2. The Borrower is in compliance with the conditions of the Environmental Permits (and shall maintain at all times necessary documents to demonstrate the same) and no Environmental Claim has been made or threatened against it which may have an adverse effect on its business and operations.
3. There are no facts, circumstances or conditions relating to the Borrower which may give rise to any material Environmental Claims or any claims related to violation of any Applicable Laws including anti -bribery or corruption or anti-money laundering laws.
4. The Borrower shall implement and will continue to implement, policies and procedures, and organisational, structural and technical measures and systems, to ensure continuous compliance with all the Environmental Laws, Environmental Permits, Labour Laws, human rights laws/standards, anti-corruption or anti-bribery laws, including to handle any environmental pollution in accordance with the Applicable Law, to ensure that the Borrower or its activities do not constitute its contribution to global warming or climate change beyond the acceptable norms as per the protocols or laws applicable to the particular jurisdictions, as also to ensure employees' safety and welfare.
5. There are no underage persons in the employment of the Borrower in any capacity whatsoever. The Borrower has not employed or deployed or availed services of any child labour or forced or bonded labour.
6. There are no circumstances relating to social, environmental, labour, health and safety laws in connection with the Borrower, which could reasonably be expected to have any material adverse effect on the Borrower's business activities, or have any effect on the Borrower's ability to service the Loan. The Loan amount availed will not be utilized for any activities which would be in violation of any Environmental Laws or Labour Laws.

SUDHIR SRIVASTAVA INNOVATIONS PVT. LTD.
Authorised Signatory

HDFC BANK
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7. The Borrower is an equal opportunity employer and does not practice any discrimination including basis gender while recruiting persons for any job profile under the business activities of the Borrower.

3. **Covenants**
The Borrower shall, at all times till the date of termination of this Agreement, comply with the environmental, health, safety and social requirements as per prevailing Environmental Laws and Labour Laws. The Borrower shall:

1. not do any act or indulge in any activities or make any omissions or commissions which may result in the breach of an Environmental Law or which could give rise to a material Environmental Claim;
2. take corrective measures as suggested by the Bank, if any, to rectify the deficiency/shortcomings pointed out by the Bank, if any, in its social, environment, health, labour, safety and environmental compliance and furnish such information as the Bank may from time to time require in relation thereto;
3. ensure timely payment of salary, daily wages and statutory dues to the all the employees, workmen, labour, etc., under all applicable Labour Laws, including without limitation, the statutory dues under the Employees' Provident Funds and Miscellaneous Provisions Act, 1952
4. provide requisite information, relevant reports/policies in relation to the foregoing and provide access to the Bank to carry out periodic environmental or social audit of the business activities of the Borrower, as and when required by the Bank;
5. inform the Bank forthwith upon the occurrence of any social, labour, health and safety, security or environmental incidents, accidents or any other circumstances which could reasonably be expected to have any material adverse effect on the Borrower's business activities, or have any effect on the Borrower's ability to service the Loan

43. (i) The Borrower hereby agrees and acknowledges that in the event of any default in payment and/or non-compliance of any of the provisions of loan agreement, security documents, offer letter, sanction letter or any other documents executed by the Borrower in connection with the credit facilities/loan ("Transaction Documents"), the Bank shall be entitled to levy penal charges for such default in payment/non-compliance and such penal charges shall be:
a. levied for default in payment and for events, which in the commercial reasonable assessment of the Bank constitute non-compliance of the material terms and conditions as applicable to the credit facilities/loan.
b. In addition to the interest, charges, and the interest that may be levied in accordance with the normal procedures of compounding the interest in the loan account in terms of the Transaction Documents.
(ii)Penal interest if any, mentioned in the Transaction Documents for default in payment/non-compliance of any of the terms and conditions mentioned therein, shall not be applicable / levied for the credit facilities/loan and the same shall stand modified and charged as mentioned above.

(iii)The quantum of penal charges to be levied by the Bank as aforesaid are stated in Annexure I:

(iv) In case of any change in the penal charges levied by the Bank, the Bank shall give a written intimation to you.

(v) The Borrower hereby further agrees, confirms and undertakes that the obligation to pay penal charges shall not entitle the Borrower to set up a defence that no event of default has occurred and shall not affect the rights available

SUDHIR SRIVASTAVA INNOVATIONS PVT. LTD.
Authorised Signatory

HDFC BANK
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to the Bank under the Transaction Documents and/or applicable laws including the right to call an event of default. Further, the Borrower hereby agrees that the penal charges as mentioned above reflect a true, reasonable, fair and genuine estimate of the loss suffered/cost incurred by the Bank."

Applicable Laws : Indian

Operational terms and conditions

1.	Period of sanction	The working capital facilities are payable on demand. However, the facilities are available for a period of 12 months subject to review at periodical intervals wherein the facilities may be continued / cancelled / reduced depending upon the conduct and utilization of the facilities.
2.	Insurance	• Firm has to ensure comprehensive insurance cover against all risks for primary security viz., entire stocks of raw materials, work-in-process, finished goods, consumable stores, spares and other movables. • Value of insurance policy should be equal to the value of the stocks at any point of time. • Any shortfall in the value of insurance cover shall be covered immediately by the company or by the Bank by debiting the former's operative account with the Bank. • The policies should be either in the joint names of the company and the Bank or bank's lien should be noted on the policies as first loss payee.
3.	Plant Inspection & Stock audits	• The unit will be inspected at regular intervals by the bank's functionaries or as decided by consortium • Regular & periodic unit / plant inspections and security verification / audit would be conducted by the bank officials from time to time. • Frequency of such inspections / audits would be minimum once in a year or as stipulated by the bank from time to time. • Such inspections / audits would be conducted either by the bank officials or by bank appointed inspection agency / audit firm. • Bank reserves right to call for a surprise inspection /Audit giving 24/48 hours' notice to the company. • All costs / expenses in this regard shall be borne by the company.
4.	Submission of stock Statements	Monthly stock and book debts to be received by 20 days after month end (Obsolete Stocks must be clearly excluded and age not exceeding 150 Days for stock).
5.	Valuation	As per bank's policy

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6.	Inventory	Raw materials, consumable stores, spares	At cost, current market rates, Govt. Controlled rates or invoice rates, whichever is the lowest
		Finished Goods	At cost, current market rates, Govt. Controlled rates, Borrower's selling price, whichever is the lowest.
		Stock Statement	Within 20 days from the end of the month.
7.	Periodicity of submission of information to the Bank	• Quarterly results within 45 days of quarter ending • Annual Financial statement • Provisional results to be received within 90 days after the Financial year end • Audited results to be received within 180 days after the financial year end.	
8.	Creation of Charges	The Firm shall create/modify the charges in respect of credit facilities. The firm shall also Create/modify charges in respect of security offered (first charge / second charge / EMs etc.) for the credit limits within 30 days from the date of documentation for creation of security for the enhanced limits. In case charge is not created within 30 days, the Bank would be entitled to unilaterally file the charge with ROC. Any additional fees on account of such delay would be borne by the client.	
9.	Processing Fees (non-refundable)	1 % + Applicable taxes	
10.	Annual Renewal Fees	1% + Applicable taxes	
11.	ROC Filing Charges (in case of Pvt. / Public Ltd company only)	To be paid by customer at actual	
12.	Insurance charges	To be paid by customer at actual	
13.	Issuance of Solvency Certificate	Rs 5000 + Applicable taxes	

14. Penal Charges for CMCE Customers: Non Broker:-

Sr. No.	Type of Charge	Proposed charges per instance
1	Commitment Charges (Applicable for Overdraft/Cash Credit facility)	Average Utilization > 60% - Nil Charges Average Utilization < 60% - 0 to 0.5% p.a on the difference between th actual utilization and average quarterly utilization
2	Late payment penal charge/s on delayed payment of EMI(s)	Up to 2% p.m. (from date of overdue to regularisation) applicable on th sum of limits (of revolving lines) and or Principal outstanding (for non revolving lines)
3	Delay in submission of documents for disbursement or renewal of facilities on time	Up to 2% p.m. (from date of overdue to regularisation) applicable on th sum of limits (of revolving lines) and or Principal outstanding (for non revolving lines)

SUDHIR SRIVASTAVA INNOVATIONS PVT. LTD.
Authorised Signatory

HDFC BANK
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4	Delay in submission of LAD (Letter Acknowledging their Debt)	Up to 2% p.m. (from date of overdue to regularisation) applicable on the sum of limits (of revolving lines) and or Principal outstanding (for non revolving lines)
5	Non-compliance / Breach of facility covenants	Up to 2% p.m. (from date of default to regularisation) applicable on the sum of limits (of revolving lines) and or Principal outstanding (for non revolving lines)
6	Non-Submission or delay in submission of Insurance for Property/Stock/Plant & Machinery held as collateral for facilities	Up to 2% p.m. (from date of overdue to regularisation) applicable on the sum of limits (of revolving lines) and or Principal outstanding (for non revolving lines)
7	Non-Submission or delay in submission of stock statement(s)	Upto Rs. 5,000/- per delayed submission. If submission is not received within 15 days from submission due date, Bank will drop drawing power on the facilities.
8	EMI bounce charges for Term loans	0 to INR 450/- per EMI bounce
9	Incremental Interest on Temporary overdrafts (TOD)	Up to 1.5% p.m. on the TOD amount for the days the TOD is applicable.
10	Foreclosure charges	Up to 4% p.m. applicable on sanctioned amount (for working capital limits) and on loan outstanding (for Term Loans). Waived for MSME accounts based on regulatory directions.

This Offer Letter is valid for a period of thirty (30) days from the date of issuance hereof and should be accepted by the Borrower prior to the expiry of the said period of thirty (30) days.

Kindly sign and return the duplicate of the Offer Letter as a token of your acceptance of the terms and conditions thereof. Kindly also call on our Relationship Manager Mr Kunal Mahajan for execution of necessary Credit Facility/ies documents and for further steps.

We look forward to partner you in your business.

Yours Sincerely, Mr Kunal Mahajan **Relationship Manager**	Judhajit Mallik **Regional Head** HDFC BANK LIMITED BY THE HANDS OF AUTHORISED SIGNATORY

SUDHIR SRIVASTAVA INNOVATIONS PVT. LTD.
Authorised Signatory

HDFC BANK
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Accepted and Confirmed on behalf of: **M/s Sudhir Srivastava Innovations Private Limited**	**M/s Sudhir Srivastava Innovations Private Limited**
Authorized Signatories Signature (Affix round stamp here)	Authorized Signatory INITIALS

SUDHIR SRIVASTAVA INNOVATIONS PVT. LTD. GURUGRAM

ANNEXURE I
(TERMS OF THE CREDIT FACILITY/IES)

1.	Facility No.1	Cash Credit
2.	Limit	Rs 600,000,000/- (Rupees Six Hundred Million Only) (Enhanced from Rs 300.00 Million)
3.	Sub-Limits (part of proposed limits)	Working Capital Demand Loan – Rs 600,000,000/- (Rupees Six Hundred Million Only) (Enhanced from Rs 300.00 Million)
4.	Tenor	Cash Credit – On Demand WCDL – Upto to 6 Months
5.	Security	**Current Assets** – Exclusive charge on Current Assets of the company, both present and future. **Plant and Machinery** - Exclusive charge on Plant and Machinery, Furniture and Fixtures, Computers and other Movable Fixed Assets of the company. **Personal Guarantee** – PG of Mr Sudhir Prem Srivastava.and and Mr Vishwajyoti P Srivastava **Fixed Deposits** – Rs. 60 Mn FD to be liened to HDFC bank
6.	Margin	**Cash Credit/WCDL** - 25% Margin on Stock upto 150 days and Book Debts Up to 120 Days less Creditors (Advance to supplier to be considered) FD margin of 10% to be liened to HDFC bank
7.	Rate of Interest	CC: 8.90 % (1 Month Repo rate + 3.4 %) WCDL: 8.5 % (1 Month Repo Rate + 3 %)
8.	Interest payment frequency	Interest shall be payable at monthly rests. Interest shall be payable on the first day of the subsequent month.

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9.	Interest calculation method	Interest will be calculated on 365 days in respect of rupee loans / credit facilities.
10.	Documentation	• Request Letter cum Undertaking Letter • Duly accepted and acknowledged Offer Letter • Certified True Copy of Constitutional documents • Board Resolution from Borrower • Signature verification of all authorized signatories & PG • Letter of Continuing Guarantee • No Consideration letter. • Supplemental Deed of Hypothecation • Director declaration • Certified Insurance copies of the securities provided with bank clause • CHG -1 to be filed, • Any other document as stipulated by the Bank from time to time
11	Financial Covenants	• Debt Equity ratio to be less than 2X • TOL/TNW ratio to be less than 3X • Company to maintain positive EBITDA for FY 25
12	Other Covenants	• 100% Cash Flows to be routed through HDFC Bank Ltd. • Any FD release including lien marked for ODFD to be approved by HDFC Bank Ltd • To update on Equity Infusion on quarterly basis. • Company not to avail additional Loans from any Banks/FI without prior approval from HDFC Bank. • CC not to be used to pay/repay USL or any other Related party transactions. OD will be exclusively used to pay vendors for sourcing RM/Parts, Salaries to furnish the existing PO's at hand. • Order Book, payment realized from hospitals, Monthly PO & Machine Delivered update to be shared with bank and to be noted by bank. • Quarterly Collections will be noted from elongated debtors of hospitals. • Quarterly Financial to be provided. (QFR to be submitted as standard process) • CC/WCDL Limit to be within DP and MPBF • FDR being taken as security to be provided by company itself. • FD deposited & lien marked for 100% FD Backed limits to be cross collateralized with CC/WCDL limit of 600.00 Million and cannot be withdrawn without HDFC Banks approvals. • Any FD release from the present level of INR 500 Million (INR 470 Million held for 100% FD backed limits & INR 30 Million held for regular WC limits) cannot be withdrawn without bank approvals. • Inventory older than 150 days not to be considered for DP calculation.

SUDHIR SRIVASTAVA INNOVATIONS PVT. LTD.
Authorised Signatory

HDFC BANK
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		• Additional FD of INR 30.00 Million (10% of proposed enhancement) to be held on record prior to proposed enhanced portion disbursement. • HDFC Banks prior approval to be taken In case Dr Sudhir Srivastav holding in SS innovation inc (via his holding in Sushruta P Ltd) is to be reduced below 51 %. • All other terms & conditions remain same as per last Sanction.

1.	Facility No. 2	Letter of Credit
2.	Limit	Rs 10,000,000/- (Rupees Ten Million Only) (Existing)
3.	Sub-Limits (part of proposed limits)	NIL;
4.	Tenor	Up to 3 Months
5.	Security	**Fixed Deposit** – 20% FD Margin. FDR to lien marked in favour of HDFC Bank Ltd. **Current Assets** – Exclusive charge on Current Assets of the company, both present and future. **Plant and Machinery** - Exclusive charge on Plant and Machinery, Furniture and Fixtures, Computers and other Movable Fixed Assets of the company. **Personal Guarantee** – PG of Mr Sudhir Prem Srivastava and Mr Vishwajyoti P Srivastava.
6.	Margin	20% FD Margin
7.	Rate of Commission	1 % p.a
8.	Documentation	• Request Letter cum Undertaking Letter • Duly accepted and acknowledged Offer Letter • Certified True Copy of Constitutional documents • Board Resolution from Borrower • Signature verification of all authorized signatories & PG • Letter of Continuing Guarantee • No Consideration letter. • Supplemental Deed of Hypothecation • Continuing Master Indemnity • Director declaration • Certified Insurance copies of the securities provided with bank clause • CHG -1 to be filed, • Any other document as stipulated by the Bank from time to time
9.	Financial Covenants	Same as mentioned for Cash Credit facility, as above
10.	Other Covenants	Same as mentioned for Cash Credit facility above as applicable

SUDHIR SRIVASTAVA INNOVATIONS PVT. LTD.
Authorised Signatory

HDFC BANK
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1.	Facility No. 3	Bank Guarantee- 100% FD Backed
2.	Limit	Rs 50,000,000/- (Rupees Fifty Million Only) (existing)
3.	Sub-Limits (part of proposed limits)	NIL
4.	Tenor	60 months + 12 Months Claim period
5.	Security	**Fixed Deposit** – 100% FD Margin. FDR to lien marked in favour of HDFC Bank Ltd. **Personal Guarantee** – PG of Mr Sudhir Prem Srivastava and Mr Vishwajyoti P Srivastava
6.	Margin	100% FD Margin
7.	Rate of Commission	1.00 % per anum
8.	Documentation	• Duly accepted and acknowledged Offer Letter • Request Letter cum Undertaking. • Certified True Copy of Memorandum and Articles of Association • Board Resolution from Borrower • Signature verification of Borrower & PG • Continuing Master Indemnity • Memorandum related to charge over Fixed deposit (self) • Letter of Continuing Guarantee • No Consideration letter. • Director declaration • Any other document as stipulated by the Bank from time to time
9.	Financial Covenants	Same as mentioned for Cash Credit facility, as above
10.	Other Covenants	Same as mentioned for Cash Credit facility above as applicable

1.	Facility No.4	Overdraft against Fixed Deposits (ODFD)
2.	Limit	Rs 600,000,000/- (Rupees Six Hundred Million Only) (existing)
3.	Sub-Limits (part of proposed limits)	Working Capital Demand Loan- - 100% FD backed - Rs 600,000,000/- (Rupees Six Hundred Million Only) (existing)
4.	Tenor	Overdraft against Fixed Deposits - On demand Working Capital Demand Loan - Max upto 6 months
5.	Security	**Fixed Deposit** - 100 % Fixed Deposit. Lien marked in favor of HDFC Bank Ltd. Additional Security for Overdraft against Fixed Deposits **Personal Guarantee** – PG of Mr Sudhir Prem Srivastava and Mr Vishwajyoti P Srivastava
6.	Margin	100% FD Margin

SUDHIR SRIVASTAVA INNOVATIONS PVT. LTD.
Authorised Signatory

HDFC BANK
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7.	Rate of Interest / Commission	FD Rate + 1.25 %
8.	Interest payment frequency	Interest shall be payable at monthly rests. Interest shall be payable on the first day of the subsequent month.
9.	Interest calculation method	Interest will be calculated on 365 days in respect of rupee loans / credit facilities.
10.	Documentation	• Duly accepted and acknowledged Offer Letter • Request Letter cum Undertaking. • Certified True Copy of Memorandum and Articles of Association • Board Resolution from Borrower • Signature verification of Borrower & PG • Memorandum related to charge over Fixed deposit (self) • Letter of Continuing Guarantee • No Consideration letter • Director declaration • Any other documents that may be required by Bank from time to time
11	Financial Covenants	Same as mentioned for Cash Credit facility, as above
12	Other Covenants	Same as mentioned for Cash Credit facility above as applicable

...S PVT. LTD.

Authorised Signatory

HDFC BANK

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Sanction Letter

Ref No.: SL-DOC200925-CUS0078509-0019 Date: 20 Sep 2025

To,

SUDHIR SRIVASTAVA INNOVATIONS PRIVATE LIMITED
Third Floor,ILABS Centre 404-405, Udyog ViharPhase-III, Dundahera Industrial Complex, Gurgaon,122016

Subject: Sanction Letter

Dear Sir,

This is with reference to Offer letter ("**Offer Letter**") details of which are mentioned in below Facility Annexure and subsequent documentation executed by the company. We are pleased to inform that we have completed the process of sanction of credit facilities basis your acceptance of our Offer Letter (details of which are mentioned in below Facility Annexure) and fulfilment of conditions mentioned in the Offer Letter and on completion of internal due diligences.

This letter shall be referred to as the "**Sanction Letter**".

All terms and conditions mentioned in the Offer Letter shall be applicable on the Limits/Credit Facility/ies mutat for the sanctioned facilities shall be governed as per the terms mentioned in the Offer Letter, duly accepted by you and as may be amended from time to time. Please find details of the sanctioned facility amount and sanctioned limits, in relation to the credit facilities mentioned in the Offer Letter.

Facility Annexure

1.	Facility	1) CASH CREDIT & OVERDRAFTS-600,000,000.00
2.	Sublimit	1.1) WORKING CAPITAL DEMAND LOAN-600,000,000.00
3.	Offer Letter date	16-Sep-2025
4.	Offer Letter reference number	DOC25CUS0078509-0019
5.	Additional information / charge to be given	Please note that from the date of disbursement till completion of the terms and conditions, the Borrower shall be required to pay additional interest at the rate of 2% over and above the applicable rate of interest over the Limits/Credit Facilities. Failure to complete the aforesaid within said timeline and/or failure in payment of additional interest shall amount to an event of default under the Transaction Documents.

As mentioned in the Offer Letter, the amounts of Limits/Credit Facilities mentioned herein in the table above, shall be the "sanctioned limits" and the mere act of utilization of the said limits / any part thereof or request therefor, by itself shall amount to irrevocable and unconditional acceptance by the Borrower of this Sanction Letter, without any further act, deed or writing or signature by the Borrower, and this Sanction Letter shall be deemed to be a part of the Transaction Documents.

Yours Sincerely,

Name: - Mr Kunal Mahajan
HDFC Bank Authorized Signatory
Date: